EXHIBIT 23(a)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

I hereby consent to (i) the filing of my opinion as Exhibit 5 to Post Effective Amendment No. 1 to the Registration Statement of Integon Re (Barbados), Limited (the "Company"), on Form S-1 (File No. 333-34088) registering 30,000 shares of the Company's participating stock (the "Amendment"), and (ii) the reference to my name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of the Amendment.



                                               s/PETER R.P. EVELYN




Bridgetown, Barbados
May 8, 2002